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                                                                    EXHIBIT 3.45

                       SALEM MEDIA OF PENNSYLVANIA, INC.

                          (A PENNSYLVANIA CORPORATION)

                                    *******


                                    BY-LAWS


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                         ARTICLE I - CORPORATE OFFICES
                         -----------------------------

     The registered office of Salem Media of Pennsylvania, Inc. (the "Corporation") shall be at One Riverfront Center, Pittsburgh, Pennsylvania 15222. The Corporation may also have offices at such other places within or outside the Commonwealth of Pennsylvania as the Board of Directors may from time to time designate or the business of the Corporation may require.

                               ARTICLE II - SEAL
                               -----------------
     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Pennsylvania".

                      ARTICLE III - SHAREHOLDERS' MEETINGS
                      ------------------------------------
     1.  PLACE OF MEETINGS.

     All meetings of the shareholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

     2.  ANNUAL MEETING.

     The annual meeting of the shareholders of the Corporation shall be held on the third Monday of April in each year, or on such other date as the Board of Directors may by resolution determine, at 2:00 P.M., when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six (6) months after the designated time, any shareholder may call such meeting.

     3.  QUORUM.

     A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person, or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment or adjournments of any annual or special meeting may be taken, but any meeting at
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which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each, as may be directed by the shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     4.  VOTING.

     At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven
(11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. Elections for directors shall be by cumulative voting. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The registered list of shareholders certified by the Transfer Agent of the Corporation or by its Secretary shall be evidence of the right of all persons or entities named therein to vote.

     5.  NOTICE OF MEETING.

     Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the Corporation, at least ten (10) days prior to the meeting.

     6.  JUDGES OF ELECTION.

     In advance of any meeting of shareholders, the Board of Directors, may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one (1) or three (3) judges are to be appointed.
On request of the Chairman of the meeting, or of any shareholder or his proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

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     7.  SPECIAL MEETINGS.

     Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held, not less than ten (10) nor more than sixty (60) days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote consent thereto.

     Written notice of a special meeting of the shareholders, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat at least five (5) days before such meeting, unless a greater period of notice is required by statute in a particular case.

     8.  CERTIFIED LIST OF SHAREHOLDERS.

     The Secretary or Transfer Agent of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                             ARTICLE IV - DIRECTORS
                             ----------------------
     1.  BOARD OF DIRECTORS.

     The business and affairs of the Corporation shall be managed by a Board of Directors, consisting of two (2) directors, or such other number as shall be prescribed from time to time by resolution of the Board. Directors shall be natural persons of full age and need not be residents of this Commonwealth or shareholders in the Corporation. They shall be elected by the shareholders, at the annual meeting of the shareholders of the Corporation, and each director shall be elected for the term of at least one (1) year, and until his successor shall be elected and shall qualify.

     2.  POWERS.

     In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

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     3.  MEETINGS OF THE BOARD.

     The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time designate, or as may be designated in the notice calling the meeting.

     Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     Regular meetings of the Board shall be held without notice at the registered office of the Corporation, or at such other time and place as shall be determined by the Board.

     4.  SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the President on forty-eight (48) hours notice to each director, either personally or by mail or telegram. Special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two (2) or more directors.

     5.  QUORUM.

     A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     6.  VACANCIES.

     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

     7.  COMPENSATION OF DIRECTORS.

     Directors shall be compensated either by a stated annual salary or by a fixed sum and expenses for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     8.  NATIONAL CATASTROPHE.

     Notwithstanding any other provisions of law, the Articles or these By-Laws, during any emergency period following a national catastrophe, a majority of the surviving members (or the sole survivor) of the Board of Directors who have not been rendered incapable of acting because

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of incapacity or the difficulty of communication or transportation to the place of meeting shall constitute a quorum for the sole purpose of electing directors to fill such emergency vacancies; and a majority of the directors present at such meeting may act to fill such vacancies. Directors so elected shall serve until such absent directors are able to attend meetings or until the shareholders act to elect directors for such purpose. During such an emergency period, if the Board is unable to or fails to meet, any action appropriate to the circumstances may be taken by such officers of the Corporation as may be present and able to do so.

     9.  PRESUMPTION OF ASSENT.

     Minutes of each meeting of the Board shall be made available to each director at or before the next succeeding regular meeting. Every director shall be presumed to have assented to such minutes unless his objection thereto shall be made to the Secretary within ten (10) days after such regular meeting.

     10.  RESIGNATIONS.

     Any director may resign by submitting to the President his resignation, which (unless otherwise specified therein) need not be accepted to make it effective and it shall be effective immediately upon its receipt by such officer.

     11.  REMOVAL OF DIRECTORS.

     The entire Board of Directors or any individual director may be removed from office at any time without assigning any cause, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election, given at a special meeting of the shareholders called for that purpose. Unless the entire Board be removed, not more than one (1) director at a time may be removed by any one (1) vote of shareholders; and no individual director shall be removed in case the votes of a sufficient number of shares are cast against the resolution for his removal which if cumulatively voted at an annual election of the full Board would be sufficient to elect at least one (1) director.

                              ARTICLE V - OFFICERS
                              --------------------
     1.  PRINCIPAL OFFICERS.

     The principal officers of the Corporation shall be a Chairman of the Board (if the Board of Directors elects one), a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

     2.  ELECTION AND TERM OF OFFICE.

     Any officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each

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annual meeting of the Shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     3.  REMOVAL.

     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     4.  VACANCIES.

     A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     5.  CHAIRMAN OF THE BOARD.

     The Chairman of the Board (if the Board of Directors has elected one) shall preside at all meetings of the Shareholders and of the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him by the Board of Directors. In the absence of the President, the Chairman of the Board shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Article V,
Section 6, and all references to the President in these By-Laws shall be regarded as references to the Chairman of the Board, except where a contrary meaning is clearly required.

     6.  PRESIDENT.

     The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and the Chairman of the Board, shall in general supervise and control all of the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors and Chairman of the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws or some other law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors and the Chairman of the Board from time to time. During the absence or disability of the Chairman of the Board the President shall exercise the functions of the Chairman of the Board of the Corporation. He shall have authority to sign all certificates, contracts and other instruments of the Corporation necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by the Board of Directors and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors or the Chairman

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of the Board.  He shall have the authority, subject to such rules, directions or orders, as may be prescribed by the Chairman of the Board or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the Corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

     7.  VICE PRESIDENT.

     In the absence of the President or Chairman of the Board, in the event of their death or inability to act, the Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President or Vice Presidents, as the case may be, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     8.  SECRETARY.

     The Secretary shall: (a) keep the minutes of the Shareholders' and Board of Directors' meetings in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     9.  TREASURER.

     If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     10.  SALARIES.

     The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

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                        ARTICLE VI - ACTION BY CONSENT;
                              MEETING BY TELEPHONE
                              --------------------

     1.  ACTION BY CONSENT.

     Any action which may be taken at a meeting of the shareholders, or at a meeting of the directors or members of the Executive Committee, may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors or the members of the Executive Committee, as the case may be, and shall be filed with the Secretary of the Corporation.

     2.  MEETING BY TELEPHONE.

     One or more directors or shareholders may participate in a meeting of the Board of Directors or a committee of the Board of Directors or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance at the meeting.

                        ARTICLE VII - CORPORATE RECORDS
                        -------------------------------

     1.  RECORDS REQUIRED.

     There shall be kept at the registered office of the Corporation an original or duplicate copy of the minutes of the shareholders and of the directors, and the original or a copy of the Corporation's By-Laws, including all amendments or alterations thereof to date, certified by the Secretary of the Corporation. An original or duplicate share transfer book shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     2.  INSPECTION.

     Every shareholder shall have a right to examine, in person or by his agent or attorney, at any reasonable time or times for any reasonable purpose, the share transfer book, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

                             ARTICLE VIII - SHARES
                             ---------------------

     1.  CERTIFICATES.

     The share certificates of the Corporation shall be numbered and registered in the share transfer books of the Corporation, as they are issued. They shall be signed by the President and

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Secretary or Treasurer (in facsimile or otherwise, as permitted by law) and shall bear the corporate seal.

     2.  TRANSFERS OF SHARES.

     Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, duly endorsed, with signature or signatures guaranteed by a bank or stockbroker. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Code approved April 6, 1953 (Act No. 1), as amended and supplemented.

     3.  CLOSING SHARE TRANSFER BOOKS OR FIXING RECORD DATE.

     The Board of Directors may fix a time, not more than fifty (50) days prior to the date of any meeting of shareholders, or the date fixed for payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution or to receive any such allotment or rights, or to exercise the rights in respect to any change, conversion, or exchange of shares. In such cases, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the share transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed for the determination of shareholders entitled to receive notice of and vote at a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of and vote at such meeting.

     4.  LOST CERTIFICATES.

     Any person claiming the loss, destruction or mutilation of a share certificate may have a new certificate issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

                         ARTICLE IX - CORPORATE FINANCE
                         ------------------------------
     1.  DIVIDENDS.

     Subject to the provisions of the statutes and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as it deems advisable.

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     2.  RESERVES.

     Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

     3.  FINANCIAL REPORTS TO SHAREHOLDERS.

     The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether they shall be audited or accompanied by the report of an independent or certified public accountant.

                    ARTICLE X - INDEMNIFICATION OF OFFICERS,
                    ----------------------------------------
                            DIRECTORS AND EMPLOYEES
                            -----------------------

     1.  INDEMNIFICATION.

     The Corporation shall reimburse or indemnify each director, officer and employee of the Corporation (and of any other corporation which he served at the request of the Corporation) for or against all liabilities and expenses reasonably incurred by or imposed upon him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the name of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative (hereinafter called "action"), in which he may become involved as a party or otherwise by reason of his being or having been such director, officer or employee or by reason of any action taken or not taken in such capacity, whether or not he continues to be such at the time such liabilities or expenses are incurred and whether or not such action or omission to act occurred before or after the adoption of this By-Law, provided that (i) in respect of any action by or in the right of the Corporation or such other corporation, such person was not grossly negligent or guilty of misconduct to the Corporation or such other corporation, and (ii) in respect of all other actions such person acted in good faith in what he reasonably believed to be in the best interests of this Corporation or such other corporation, and in addition in any criminal action had no reasonable cause to believe that his conduct was unlawful.

     As used in this By-Law, the term "liabilities and expenses" shall include but not be limited to counsel fees and expenses and amounts of judgments, fines or penalties against and amounts paid in settlement by, a director, officer or employee.

     2.  NON-EXCLUSIVITY.

     The foregoing right of indemnification shall not be exclusive of other rights to which any such person may otherwise be entitled.

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     3.  PENNSYLVANIA INDEMNIFICATION STATUTES.

     All rights of indemnification authorized by the Pennsylvania Business Corporation Law or other applicable statutes, as from time to time amended, are hereby granted to the foregoing persons in addition to, and not in derogation of, the other provisions of this Article.

     4.  SURVIVAL.

     All rights of indemnification set forth herein, in the event of the death of the person involved, shall extend to the legal representatives of his estate and to his heirs and beneficiaries.

                     ARTICLE XI - MISCELLANEOUS PROVISIONS
                     -------------------------------------
     1.  NOTICES.

     Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram or telex, charges prepaid, to his address appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegram or telex, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or when transmitted to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

     Any shareholder or director may waive in writing and at any time, any notice required to be given under the By-Laws. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.

     2.  CHECKS.

     All checks, demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors shall from time to time designate.

                            ARTICLE XII - AMENDMENTS
                            ------------------------

     Except as otherwise specified in the Articles or these By-Laws, these By-Laws may be altered, amended and repealed, and new By-Laws may be adopted, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, or by the vote of a majority of the full Board of Directors of the Corporation, at any regular or special meeting. In each case, notice of the specific change proposed to be made must be given to the shareholders or to the directors, as the case may be, but in the case of a unanimous vote such notice shall be deemed to be waived.

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